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                                                                   EXHIBIT 10.34

                                 KELLOGG COMPANY
                              ANNUAL INCENTIVE PLAN
                                    MAY 2003

1.    PURPOSE

      The purpose of the Kellogg Company Annual Incentive Plan ("AIP") is to encourage Participants to achieve the objectives of the Kellogg Company and its Business Units (collectively, the "Company") through financial incentives aimed to improve the overall success and profitability of the Company.

2.    GENERAL DESCRIPTION

      The AIP is designed to generate compensation payments to Participants based on the Company's Net Sales, Operating Profit, and Cash Flow performance during the Plan Year. A Participant's individual performance rating for the Plan Year may result in an adjustment of the actual award payment.

3.    ADMINISTRATION

      The responsibility for the overall administration and interpretation of the AIP (and related documents) rests with the Company's Chairman of the Board of Directors and Chief Executive Officer or his designee (the "CEO"). The CEO has complete discretion as to all matters pertaining to administration and interpretation of the AIP (and related documents), unless otherwise specified herein. The determinations and actions of the CEO as to the administration and interpretation of the AIP (and related documents) shall be final and binding on all parties. Notwithstanding the foregoing, the Performance Measures for each Plan Year and goals for the Company and its Business Units under the AIP will be identical to the performance measures and goals for the Company and its Business Units that have been established by the Compensation Committee of the Company's Board of Directors in connection with the Kellogg Company Senior Executive Annual Incentive Plan.

4.    ELIGIBILITY FOR PARTICIPATION

      Eligibility for participation in the AIP will be open to all regular, salaried employees of U.S.-based businesses of the Company and any of their legal affiliates and subsidiaries, unless otherwise excluded on Appendix B. Hourly production workers are specifically excluded from AIP participation. In addition, an employee will be eligible for participation in the AIP if he or she meets the criteria described in one of the following four bullet points.

      - He or she is a salaried employee of Kellogg Canada, or of any of its legal affiliates or subsidiaries, and does not participate in an incentive plan other than the AIP.

      - He or she is an employee in level 5 or above of Kellogg Europe, or of any of its legal affiliates or subsidiaries, and does not participate in an incentive plan other than the AIP.

      - He or she is an employee in level 4 or above of Kellogg Latin America, Kellogg Asia, or any of their legal affiliates or subsidiaries, and does not participate in an incentive plan other than the AIP.

      - He or she is a salaried employee of Kellogg Australia New Zealand, or of any of its legal affiliates or subsidiaries, and does not participate in an incentive plan other than the AIP.

      All decisions pertaining to AIP eligibility will be at the sole discretion of the CEO, who will have full and complete latitude to permit or deny AIP participation for any reason at any time. Eligibility decisions of the CEO will be final and binding on all parties.

      Participation begins on the date the employee satisfies the eligibility criteria set forth in this section (subject to the limitations set forth in Section 5 hereof), and on such date the employee will become a "Participant." Participation in the AIP will end on the date that such an employee is removed (voluntarily or involuntarily) from an eligible

                                     1 of 12

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      position (except as otherwise provided in Section 5H), or the date that the AIP is terminated, or amended in a manner to end the employee's participation, for any reason.

      Participants who are new hires or are transferred or promoted into an AIP-eligible position may be eligible for pro-rata awards based on the number of full calendar months of participation, in accordance with
      Section 5H hereof. However, individuals who are hired into an AIP-eligible position on or after October 1 are not eligible for participation in the AIP for that Plan Year, unless authorized by the CEO.

5.    PLAN ADMINISTRATION

      A.    General Procedures

            The Company's and each specific Business Unit's Performance Measures will be measured for the Plan Year to determine Incentive Award opportunities. No Incentive Award shall be earned until all the procedural and discretionary determinations described in this AIP have been made. The Incentive Awards for the Plan Year which are payable under the AIP shall be paid as provided below.

      B.    Plan Elements and Individual Performance Adjustments

            In general, Participants may be eligible for Incentive Awards based on the following 3 key elements:

            - Target Bonus - The "Target Bonus" is the target annual Incentive Award a Participant is eligible to receive for the applicable Plan Year. The Target Bonus is based on the level of the Participant's job and represented as a percentage of the Participant's annual base salary.

            - Performance Measures - Success of the Company and each distinct Business Unit is measured, tracked, and rewarded according to one or more of the following "Performance Measures": Net Sales, Operating Profit, and Cash Flow.

            - Goals - Each Business Unit has been assigned goals for its Performance Measures. Up to 80% of a Participant's Incentive Award is determined by the achievement of his or her Business Unit's goals. The achievement of the Business Unit goals is called the "Business Performance Factor," or "BPF" for short. Additionally, every Business Unit reports to a larger Business Unit. For example, Morning Foods reports to KUSA. The larger Business Units ("Area Business Unit") also have been assigned goals based on the sum of their reporting units. The remaining portion of a Participant's Incentive Award is determined by the achievement of his or her Area's goals, appropriately weighted. The relative achievement of the Area's goals is called the "Area Performance Factor," or "APF" for short. The BPF and APF, as appropriately weighted, will determine whether the Participant will receive an Incentive Award. Measurements of the actual results against the goals will determine the pay-out level of the Participant's Incentive Award, if any. Percentage of payout will range from 0% up to 200% of the Target Bonus depending upon results achieved.

            Notwithstanding the foregoing, the final calculation of a Participant's Incentive Award is subject to adjustment based upon the individual performance rating for the Plan Year that has been assigned to the Participant by his or her Business Unit Manager. If a Participant receives an individual performance rating of "A", the Participant's Business Unit Manager may recommend increasing the Participant's Incentive Award by 20% to 50% of the Participant's Target Bonus. If a Participant receives an individual performance rating of "B", the Participant's Business Unit Manager may recommend increasing or decreasing the Participant's Incentive Award by 15% of the Participant's Target Bonus. If a Participant receives an individual performance rating of "C", the Participant's Business Unit Manager may recommend decreasing the Participant's final bonus award by 20% to 50% or more of the Participant's Target Bonus. The Participant's Incentive Award will be increased or decreased in accordance with a

                                     2 of 12

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            recommendation made by his or her Business Unit Manager; however, the CEO may, at his sole discretion, adjust any such Participant Incentive Awards.

            A sample award calculation is provided in Appendix A to demonstrate the key elements of the AIP and the manner in which an Incentive Award may be adjusted on account of the Participant's individual performance rating.

      C.    Selection of Relevant Award Components

            Kellogg Company's Executive Management Committee ("EMC"), or its designee, will determine the appropriate components (i.e. Business Unit and Area Business Unit), and the weighting thereof, upon which each Participant's Incentive Award will be based. The EMC or its designee will strive to designate the components that will result in the Participant's accountability, by selecting components closest to the Participant's day-to-day responsibilities, and the EMC or its designee will assign weighting to such components in a manner aimed to encourage the Participant's teamwork. For this reason, the components and weighting designated in Incentive Awards may differ from Participant to Participant.

            The components (and their relative weights) selected for each Participant's Incentive Award will depend upon the Participant's role in the organization. The Functional or Business Unit Leader will be responsible for assigning Participants to the appropriate "Participant Group." The following chart provides a sample of the components and weights for certain Participant Groups:

                       PORTION OF AIP DETERMINED BY EACH COMPONENT*
                      ----------------------------------------------
                       AREA BUSINESS UNIT           BUSINESS UNIT
PARTICIPANT GROUP         PERFORMANCE                PERFORMANCE
--------------------------------------------------------------------
Corporate               Corporate - 20%            Corporate - 80%
Finance, Legal
--------------------------------------------------------------------
Morning Foods,            KUSA - 20%             Morning Foods - 80%
Marketing
--------------------------------------------------------------------
Natural & Frozen          KUSA - 20%                  NFF - 80%
Foods (NFF),
Finance
--------------------------------------------------------------------
Snacks,                   KUSA - 20%                 Snacks - 80%
Operations, DSD
--------------------------------------------------------------------
Snacks Channels           Snacks-20%                Channel - 80%
--------------------------------------------------------------------
Mexico IT             Latin America - 20%            Mexico - 80%
--------------------------------------------------------------------
Italy Sales              Europe - 20%                Italy - 80%
--------------------------------------------------------------------

* For example purposes only. Components and their relative weights are subject to change by the EMC or its designee.

D.    Performance Measures

            The Performance Measures may differ in weighting from Business Unit to Business Unit.

                                     3 of 12

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      E.    Performance Targets

            Objective and realistic performance targets for each Business Unit's and Area Business Unit's Performance Measures will be established. Three levels of performance targets will be set: (i) a Threshold Level, (ii) a Target Level; and (iii) a Maximum Level. If the weighted average of the component's performance under the designated Performance Measures fails to meet the Threshold Level, the portion of the Incentive Award tied to that component will not result in any amount payable to the Participant. The CEO reserves the right to modify the performance targets during any Plan Year in recognition of extraordinary events. Extraordinary events will be defined as any event that is outside the normal operations of the Company, including significant corporate transactions.

      F.    Determination of Other Factors

            The CEO will establish, in his sole discretion, any other terms and conditions relevant to the determination of a Participant's Incentive Award, including the weighting of the components (and the weighting of the Performance Measures for each such component) in the calculation of an Incentive Award. The CEO shall also have the ability, in his sole discretion, to consider additional or prorated Incentive Awards for Eligible Employees who were promoted during the relevant Plan Year and for Eligible Employees on extended leaves of absence.

      G.    Calculation and Payment of Incentive Awards

            After the audit of the financial results of the Company for the Fiscal Year regarding the relevant Plan Year, the CEO shall determine, in his sole discretion, the extent to which the goals under the AIP have been achieved.

            Incentive Awards will be calculated based on the actual results under each Performance Measure (up to 250% of the Target Level for each Performance Measure with a cap of 200% for the total of all Performance Measures at each level, Business Unit and Area Business
            Unit), as such performance is determined in the sole discretion of the CEO. For performance that falls between the Threshold and Target Levels, or between the Target and Maximum Levels, the Incentive Awards will be correspondingly adjusted by straight-line interpolation.

            The Participant's annual rate of base salary at the end of the Plan Year shall be used in calculating the Incentive Award. As described above in Section 5B, an Incentive Award may be adjusted on account of the Participant's individual performance rating. In no event, however, will the Maximum Bonus for any Participant under the AIP be greater than 200% of the individual's Target Bonus.

            Incentive Awards are intended to be paid during the first quarter of the calendar year following the relevant Plan Year after finalization of the Company's financial results and release to the public, except that Incentive Awards for Participants who terminate employment before the Incentive Award Payout Date and are entitled to a Incentive Award in accordance with Section 5H hereof, shall be paid as soon as administratively practicable.

            The CEO reserves the right to increase, reduce or eliminate an Incentive Award with respect to any Participant, in his sole discretion, and any such modification shall be binding upon all parties. Except to the extent expressly permitted in the applicable plan document, incentive awards under the AIP shall not be eligible for inclusion as part of compensation or salary under any Company employee benefit plans.

                                     4 of 12

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      H.    Effect of Termination (Death, Disability, Retirement or Separation),
            Promotion, New Hire/Transfer and Inactive Employment Status

             a. TERMINATION DUE TO DEATH, DISABILITY OR RETIREMENT: If a Participant experiences an involuntary termination of employment for reasons of death or "disability" (as defined in the long-term disability program covering the Participant) or the Participant elects to retire in accordance with the applicable qualified defined benefit retirement plan of the Company (or similar plans or arrangements outside the U.S.) that covers him or her (or, if there is no such defined benefit retirement plan, the qualified defined contribution retirement plan)) before the Incentive Award Payout Date, the Participant's Incentive Award (if any) shall be calculated based on the target performance results, but the award will be prorated for the number of full calendar months of participation in the Plan Year.

             b. INVOLUNTARY SEPARATION OR RESIGNATION: If a Participant experiences an involuntary termination of employment, or resigns, before the Incentive Award Payout Date for a reason not described in subsection a above, he or she will not be entitled to receive an Incentive Award; however, the CEO reserves the right, in his sole discretion, to provide, on an exception-only basis, Incentive Awards to any such Participant. In addition, proration may occur if required in agreements associated with a termination including those related to a change of control.

            c. PROMOTION, NEW HIRE, TRANSFER OR DEMOTION: An individual who becomes eligible to participate in the AIP after January 1 of the Plan Year , and prior to September 30, may be eligible to receive an Incentive Award calculated based on the actual full-year performance results, but prorated for the number of full calendar months of participation in the Plan Year. For purposes of this calculation, full credit will be given for the first month of such eligibility as if the employee was hired, promoted or transferred on the 1st day of such month.

            If an individual is promoted/demoted to a higher or lower AIP level, or between Business Units, during the Plan Year, the Incentive Award will be calculated for each role based on the actual full-year performance results, and the calculations will then be prorated for the number of full calendar months of participation in each role during the Plan Year. For purposes of this calculation, full credit will be given for the first month of eligibility in the new role as if the employee was promoted, demoted or transferred on the 1st day of such month.

            If a Participant moves to a non-participating position (i.e. out of a AIP-eligible position) during the Plan Year, the Incentive Award, if any, will be calculated based on the actual full-year performance results but prorated for the number of full calendar months of participation in the Plan Year.

            Individuals who are hired, transferred or initially promoted into an AIP-eligible position on or after October 1 of the Plan Year are not eligible for participation in the AIP, unless authorized by the CEO.

            d. INACTIVE EMPLOYMENT: If a Participant becomes an inactive employee during the Plan Year, his or her Incentive Award, if any, will be calculated based on the actual full-year performance results, but prorated for the number of full calendar months he or she was an active employee during the Plan Year. Employees are considered active employees if they are currently being paid annual base salary from the Company. Employees on a leave of absence for disability shall continue to be considered active for purposes of the AIP through the 90th day of such absence.

            e. INDIVIDUAL PERFORMANCE RATING FOR ANY EVENT DESCRIBED IN THIS
            SECTION 5H: Upon the occurrence of any event described in this
            Section 5H, the Participant's individual performance rating for the Plan Year will be factored into the final calculation of his or her Incentive Award, if any. If no individual performance rating has been assigned to the Participant for the Plan Year, no Incentive Award will be paid under the AIP until either (i) an individual performance rating

                                     5 of 12

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            is so assigned or (ii) the CEO, determines in his sole discretion, that the Participant's individual performance rating (or an equivalent rating) for the preceding Plan Year will be used in the calculation.

6.    AMENDMENT OR TERMINATION.

      The AIP is effective January 1, 2003. The AIP is subject to amendment, modification or termination, including retroactively, at the sole discretion of the Company.

7.    NO ENLARGEMENT OF EMPLOYEE RIGHTS.

      No Participant or other person will have any right to receive an Incentive Award under the Plan except in accordance with the terms of the AIP. Establishment of the Plan will not be construed to give any Participant the right to be retained in the service of the Company or any of its subsidiaries.

8.    WITHHOLDING.

      The Company reserves the right to withhold from any cash payable under this Plan any amounts that it is either required by law or permitted by law to withhold.

9.    CORPORATE SUCCESSORS.

      The Plan will not be automatically terminated by a transfer or sale of assets of the Kellogg Company, or by the merger or consolidation of the Kellogg Company into or with any other corporation or other entity, but the Plan will be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan.

10.   FINANCING.

      The Plan has been established as a payroll practice for the sole purpose of providing benefits to the Participants. The Plan will at all times be unfunded, and benefits under this Plan will constitute general obligations of the Kellogg Company. Participants will have only an unsecured right to payment thereof out of the Kellogg Company's general assets.

                                     6 of 12

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                                   APPENDIX A
                                GLOSSARY OF TERMS

1. "BUSINESS UNIT" means a distinct business unit of the Kellogg Company (inclusive of its Subsidiaries), as determined in the sole discretion of the CEO; provided, however that each Business Unit's performance is measurable through the application of one or more Performance Measures.

2. "CASH FLOW" means, in the sole discretion of the CEO, either (i) the total cash flow of the Business Unit and Business Unit Area at issue for the relevant Plan Year as represented in a dollar amount; or (ii) the percentage by which the total cash flow of the Business Unit, and Area Business Unit for the Plan Year differs, positively or negatively, from its total cash flow for previous Plan Year. "Cash flow" is defined as "Cash Flow from Operative Activities" per U.S. GAAP less capital expenditure.

3. "INCENTIVE AWARD" means an award of incentive compensation under the AIP, as determined after all the procedural and discretionary determinations under the AIP for the Plan Year have been made.

4. "INCENTIVE AWARD PAYOUT DATE" means the date that Incentive Awards for the relevant Plan Year are paid to Participants, in any form (e.g. direct deposit, check from Kellogg Company, etc.).

5. "MAXIMUM LEVEL" means the achievement of 200% or above the Target Level established for such Business Unit, Team or Area.

6. "NET SALES" means, in the sole discretion of the CEO, either (i) the net sales of the Business Unit, Team or Area for the relevant Plan Year as represented in a dollar amount, or (ii) the percentage by which the net sales of the Business Unit and Area Business Unit for the Plan Year differs, positively or negatively, from its net sales for the previous Plan Year. "Net Sales" is computed in accordance with U.S. GAAP and Company Policy 20.01 and 20.21.

7. "NON-EXEMPT EMPLOYEE" means an employee who is non-exempt within the meaning of the United States Fair Labor Standards Act or any successor thereto.

8. "OPERATING PROFIT" means, in the sole discretion of the CEO, either (i) the operating profit of the Business Unit, Team or Area for the relevant Plan Year as represented in a dollar amount, or (ii) the percentage by which operating profit of the Business Unit and Area Business Unit for the Plan Year differs, positively or negatively, from its operating profit for the previous Plan Year. "Operating Profit" is computed in accordance with U.S. GAAP and Company Policy.

9. "PARTICIPANT GROUP" means the category assigned to a Participant, in the CEO's sole discretion, for purposes of determining the portion of his or her Incentive Award that should be tied to a given Business Unit, Team or Area.

10.   "PLAN YEAR" means the calendar year.

11. "SUBSIDIARY" means any corporation, domestic or foreign, other than the Kellogg Company, in an unbroken chain of corporations beginning with the Kellogg Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Notwithstanding the foregoing, the term "Subsidiary" will include a limited liability company that is disregarded as an entity separate from a Subsidiary.

12. "TARGET BONUS" means the target Incentive Award a Participant is entitled to receive. A target percentage is determined based upon the level of the Participant's job (as determined by the Market Reference Point) and is represented as a percentage of annual base salary. The Target Bonus is calculated by multiplying the Participant's target percentage by his or her annual base salary.

                                     7 of 12

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13.   "TARGET LEVEL" means the achievement of 100% of the goals, appropriately weighted, established for the Performance Measures applicable to the Participant's Incentive Award.

14. "THRESHOLD LEVEL" means the achievement of the minimum percentage allowable under the AIP of the Target Level established for such Business Unit, Team or Area.

                                     8 of 12

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                                   APPENDIX B
                            SAMPLE AWARD CALCULATION

                              THE 2003 AIP FORMULA


Your Target bonus x BPF X 80%        "BPF" - Business Performance Factor

+ Your Target bonus x APF X 20%      "APF" - Area Performance Factor

+ /- Individual Performance
  Adjustment (IPA)                   "IPA" - Individual Performance Adjustment


= YOUR BONUS AWARD

                                   ASSUMPTIONS

-     Business Unit Performance Factor (BPF) is 100%; Area Performance Factor
      (APF) is 100%

- Target Bonus is $7,000 (represents a base salary of $70,000 X 10% AIP target)

Illustration of Bonus Payouts

                                                        Individual Performance Rating
---------------------------------------------------------------------------------------------------------------------
                             "A" Performance                  "B" PERFORMANCE                   "C" PERFORMANCE
BUSINESS AND AREA      ----------------------------------------------------------------------------------------------
   PERFORMANCE                 IPA: + 30% *                     IPA: + 10% *                      IPA: - 20% *
=================      ==============================================================================================
                       $7,000 X 100% X 80% = $5,600     $7,000 X 100% X 80% = $5,600     $7,000 X 100% X 80% = $5,600
BPF:         APF:      $7,000 X 100% X 20% = $1,400     $7,000 X 100% X 20% = $1,400     $7,000 X 100% X 20% = $1,400
100%         100%      $7,000 X        30% = $2,100     $7,000 X        10% = $  700     $7,000 X       -20% =($1,400)
                                             ------                           ------                           ------
                                             $9,100                           $7,700                           $5,600

* Represents a sample of the Individual Performance Adjustments


2003 PMP - DEFINITIONS OF PERFORMANCE RATINGS:

A     RESULTS AND BUSINESS BEHAVIORS SIGNIFICANTLY EXCEED PERFORMANCE STANDARDS

B     RESULTS AND BUSINESS BEHAVIORS FULLY MEET PERFORMANCE STANDARDS

C     RESULTS AND BUSINESS BEHAVIORS DID NOT MEET PERFORMANCE STANDARDS

NR    HIRED ON OR AFTER OCTOBER 1 OF THE CURRENT YEAR.

                                     9 of 12

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                                   APPENDIX C
                    EXCLUSIONS FROM ELIGIBILITY UNDER THE AIP

1. Employees of the following subsidiaries of the Kellogg Company are not eligible to participate:

   NORTH AMERICA

   -  Argkel, Inc - Battle Creek, MI

   -  Ensemble Functional Food Company - Battle Creek, MI

   -  Gollek Inc. - Battle Creek, MI

   -  K-One Inc. - Battle Creek, MI

   -  K-Two Inc. - Battle Creek, MI

   -  Keeb Canada Inc. - Rexdale, Ontario, Canada

   -  Kelarg Inc. - Battle Creek, MI

   -  Kellogg Asia Inc. - Battle Creek, MI

   -  Kellogg Brasil Inc. - Battle Creek, MI

   -  Kellogg Chile Inc. - Battle Creek, MI

   -  Kellogg Fearn Inc. - Battle Creek, MI

   -  Kellogg Latvia Inc. - Battle Creek, MI

   -  Kellogg Sales Company - Battle Creek, MI

   -  Kellogg Services Group Inc. - Battle Creek, MI

   -  KFSC Inc. - Barbados

   -  McCamly Plaza Hotel Inc. - Battle Creek, MI

   -  Mountain Top Baking Company - Battle Creek, MI

   -  Trafford Park Insurance Limited - Bermuda

   - Kellogg's Malaysia Manufacturing SDN. BHD, Kuala Lumpur, Malaysia (subsidiary of Kellogg Canada)

   -  Special Foods Investment Company (subsidiary of Worthington Foods Inc.)

   -  Kellogg A$, Cayman Islands

   -  Kellogg Yen, Cayman Islands

   -  Kellogg Bolivar, Cayman Islands

   -  Kellogg C$, Cayman Islands

   -  Kellogg Euro, Cayman Islands

   -  Kellogg Sterling, Cayman Islands

   -  Kellogg Mpeso, Cayman Islands

   -  Kellogg Talbot Limited - Battle Creek, MI

   ASIA PACIFIC

   -  Kellogg Asia Pacific Limited, Hong Kong

   - Kellogg (N.Z.) Limited - Auckland, New Zealand (subsidiary of Kellogg Australia)

   - Kellogg Superannuation Pty. Ltd. - Sydney, Australia (subsidiary of Kellogg Australia)

   - Kellogg Project 1995 (Pty.) Ltd. - Springs, South Africa (subsidiary of South Africa)

   -  Worthington Australia (subsidiary of Worthington Foods, Inc.)

   -  Kellogg Asia Marketing (Shanghai) Trading Co. Ltd., Shanghai

                                    10 of 12

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   EUROPE

   -  Gollek B.V. - Amsterdam, The Netherlands

   - Favorite Food Products Limited - Manchester, England (subsidiary of Kellogg Great Britain)

   - Garden City Bakery Limited - Manchester, England (subsidiary of Lender's Bakery Limited)

   -  Kelcone Limited - Aylesbury, England (subsidiary of Kellogg Great Britain)

   -  Kelcorn Limited - Manchester, England (subsidiary of Kellogg Great
      Britain)

   -  Kellogg Talbot Limited - Manchester, England

   - Kellogg Manchester Limited - Manchester, England Kelf Limited - Manchester, England

   -  Kellogg U.K. Holding Company Limited - Manchester, England

   -  Kelmill Limited - Liverpool, England (subsidiary of Kellogg Great Britain)

   -  Kelpac Limited - Manchester, England (subsidiary of Kellogg Great Britain)

   - Lender's Bakery Limited - Manchester, England (subsidiary of Kellogg U.K. Holding)

   - Saragusa Frozen Foods Limited - Manchester, England (subsidiary of Kellogg Great Britain)

   -  Gebrueder Nielsen Reimuehlen und Starerke-Fabrik mit Beschraenkter Haftung
      - Bremen, Germany (subsidiary of Kellogg Deutschland)

   - Reis~und Handles AG Unterstuetzungskasse GmbH - Bremen, Germany (subsidiary of Kellogg Deutschland)

   -  Kellogg (Hungary) Trading Limited Liability Company - Budapest, Hungary

   -  Kellogg Latvia Inc. - Riga, Latvia

   -  Kellogg (Poland) Sp. zo.o - Warsaw, Poland

   -  NK Leasing - Svendborg, Denmark (subsidiary of Nordisk Kellogg's A/S)

   LATIN AMERICA

   -  Gollek, S.A. - Caracas, Venezuela (subsidiary of Alimentos Kellogg)

2. The following employees of the Keebler Foods Company or Keebler Company or any of its subsidiaries are not eligible to participate:

   - A Non-Exempt Employee who is employed by the Keebler Business Unit or the Food Away From Home ("FAFH") Business Unit

   -  An FAFH employees who is a participants in the FAFH Sales Incentive Plan

   - A Convenience, Vending, Drug ("CVD") employee who is a participant in one of various CVD sales or other incentive plans including, but not limited to any sales, marketing or vending employee

   - Any employee in the Keebler Direct Store Door Division ("DSD") who is a participant in one of various DSD incentive plans including, but not limited to any sales, customer marketing, or distribution center employee

   - Any other Keebler Business Unit employee who is a participant in any other Keebler Business Unit incentive plan, including but not limited to Murray Baking Company sales incentive plans, Mother's Baking Company sales incentive plans, Mondo Baking Company incentive plans, and Retail Specialty Brands incentive plans

   - Any other employee who is of a type in the Keebler Business Unit who is specifically declared ineligible by the CEO, such as Student Sales Representatives

   -  Any other employee deemed ineligible in the sole discretion of the CEO

   KEEBLER FOODS COMPANY SUBSIDIARIES

   -  Keebler Leasing Corp. - Elmhurst, IL

   -  Keebler Funding Corporation - Elmhurst, IL

   -  Shaffer, Clarke & Co., Inc. - Elmhurst, IL

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   -  Johnston's Ready Crust Company - Elmhurst, IL

   -  Bake-Line Products Inc. - Des Plaines, IL

   -  BDH, Inc. - Cary, NC

   -  AQFTM, Inc. - Cary, NC

   -  Cary Land Corporation - Cary, NC

   KEEBLER COMPANY SUBSIDIARIES

   -  Hollow Tree Company - Elmhurst, IL

   -  Keebler Cookie and Cracker Company - Elmhurst, IL

   -  Illinois Baking Corporation - Elmhurst, IL

   -  Keebler H.C., Inc. - Elmhurst, IL

   -  Steamboat Corporation - Elmhurst, IL

   -  Keebler Foreign Sales Corporation - Elmhurst, IL

   -  Keebler-Georgia Inc. - Elmhurst, IL

   - Keebler International Prep Track & Field Invitational Foundation - Elmhurst, IL

   -  Keebler Company Foundation Hollow Tree Financial Company, L.L.C.

   - Keebler Assets Company, L.L.C. - Elmhurst, IL (is owned by Keebler Co. 34%, Keebler-Georgia 33% and Keebler Leasing Corp. 33%)

   -  President Baking Company, L.L.C. - Atlanta, Georgia

   -  Mother's Cookie Company, L.L.C. - Louisville, KY

   -  Famous Amos Chocolate Chip Cookie Company, L.L.C.

   -  Barbara Dee Cookie Company, L.L.C. - Louisville, KY

   -  Murray Biscuit Company, L.L.C. - Atlanta, GA

   -  Little Brownie Bakers, L.L.C. - Louisville, KY

   -  Sunshine Biscuits, L.L.C. - Elmhurst, IL

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